Exhibit 99.1

COMPANY CONTACTS:	INVESTOR CONTACTS:
Endologix, Inc.	The Ruth Group
John McDermott, CEO	Nick Laudico (646) 536-7030
Vaseem Mahboob, CFO	Zack Kubow (646) 536-7020
(949) 595-7200
www.endologix.com

Endologix Reports Results for the Third Quarter 2016

IRVINE, Calif., November 1, 2016 - Endologix, Inc. (NASDAQ: ELGX), developer and marketer of innovative treatments for aortic disorders, today announced financial results for the three and nine months ended September 30, 2016.

John McDermott, Endologix Chairman and Chief Executive Officer, said, “We have now delivered three consecutive quarters with good top-line results following the TriVascular merger, highlighting the positive momentum of our product platforms and expanded sales organization in the market. Growth was strong in the U.S. and international markets, reflecting our progress with the merger integration and the recent launch of AFX2 in the U.S. and Europe. Looking forward, we have multiple growth drivers anticipated in 2017, including the LUCY data for the Ovation platform, potential CE Mark for Ovation Alto and Nellix ChEVAS, and potential FDA approval of Nellix.”

Financial Results

As a result of its merger with TriVascular Technologies, Inc. completed on February 3, 2016, Endologix’s GAAP results (“as reported”) include TriVascular's results from that date forward. In addition to reporting GAAP results, Endologix is providing a comparison to pro-forma financial results. The pro-forma results combine standalone Endologix and TriVascular results for the third quarter of 2015 and nine months ended September 30, 2015 in their entirety.

Global revenue in the third quarter of 2016 was $52.1 million, a 36% increase from $38.2 million in the third quarter of 2015 and a 10% constant currency increase from pro-forma revenue of $47.7 million in the third quarter of 2015. For the nine months ended September 30, 2016, global revenue was $145.5 million, a 27% increase from $114.4 million for the nine months ended September 30, 2015 and a 3% increase from pro-forma revenue of $141.6 million for the nine months ended September 30, 2015.

U.S. revenue in the third quarter of 2016 was $36.3 million, a 35% increase as reported and a 9% increase from pro-forma U.S. revenue of $33.4 million in the third quarter 2015. International revenue was $15.8 million, a 40% increase as reported and a 10% increase from pro-forma international revenue of $14.3 million in the third quarter of 2015. On constant currency basis, third quarter 2016 international revenue increased 42% as reported and increased 12% on a pro-forma basis.

Gross profit was $36.9 million in the third quarter of 2016, which represents a gross margin of 71%, compared to a gross margin of 71% as reported and 69% on a pro-forma basis in the third quarter of 2015. Gross profit was $94.3 million for the nine months ended September 30, 2016, representing a gross margin of 65%. This compares to a gross margin of 68% as reported and 67% on a pro-forma basis for the nine months ended September 30, 2015. Third quarter and nine months ended September 30, 2016 gross profit was negatively impacted by $2.0 million and $9.9 million related to purchase price accounting for inventory and intangible assets acquired by Endologix in the TriVascular merger. Excluding this impact, third quarter 2016 gross margin was 75% and nine months ended September 30, 2016 was 72%.

Total operating expenses were $48.2 million in the third quarter of 2016, compared to $36.4 million as reported and $53.8 million on a pro-forma basis in the third quarter of 2015. Third quarter 2016 operating expenses included $0.4 million for expenses related to the TriVascular merger. Excluding these items, operating expenses in the third quarter of 2016 as compared to pro-forma operating expenses in the third quarter of 2015 were lower by $6.1 million, or 11%, driven by synergy savings resulting from the TriVascular merger. For the nine months ending September 30, 2016, total research & development expenses were 14% lower and total selling, general and administrative expenses were 8% lower as compared to pro-forma reported expenses for the nine months ending September 30, 2015.

Net loss for the third quarter of 2016 was $15.2 million, or $(0.18) per share, compared with net loss of $10.9 million, or $(0.16) per share, and pro-forma net loss of $24.5 million for the third quarter of 2015. Endologix reported a negative Adjusted EBITDA (non-GAAP and defined below) for the third quarter of 2016 of $3.8 million, compared with a pro-forma negative Adjusted EBITDA for the third quarter of 2015 of $15.1 million.

For the nine months ended September 30, 2016, Endologix reported a net loss of $129.8 million, or $(1.61) per share, compared with net loss of $35.1 million, or $(0.52) per share, and pro-forma net loss of $79.2 million for the nine months ended September 30, 2015. Endologix reported a negative Adjusted EBITDA (non-GAAP and defined below) for the nine months ended September 30, 2016 of $28.2 million, compared with a pro-forma negative Adjusted EBITDA for the nine months ended September 30, 2015 of $52.7 million.

Total cash, cash equivalents, restricted cash and marketable securities were $63.0 million as of September 30, 2016, compared to $177.3 million as of December 31, 2015. During the third quarter of 2016, the Company used $2.3 million for merger related expenses. In late July, the Company secured a $50 million revolving 4-year credit facility with MidCap Financial, providing additional cash resources for the Company as it continues to execute on its growth and integration initiatives.

Financial Guidance

Based on the results through the first nine months of the year and the current business outlook, Endologix is narrowing its full year 2016 revenue guidance. Endologix anticipates 2016 revenue to be in the range of $198 million to $201 million, compared to $197 million to $203 million previously, representing growth of 4% to 6% compared to the pro-forma combined revenue results of Endologix and TriVascular in 2015. Endologix anticipates 2016 GAAP loss per share of $(1.80) to $(1.85) per share. This guidance excludes purchase price accounting impacts related to the TriVascular merger.

Conference Call Information
Endologix's management will host a conference call today to discuss these topics beginning at 5:00 P.M. Eastern time (2:00 P.M. Pacific time). To participate via telephone please call (877) 407-0789 from the U.S. or 1-(201)-689-8562 from outside the U.S. A telephone replay will be available for seven days following the completion of the call by dialing (844) 512-2921 from the U.S. or 1-(412)-317-6671 from outside the U.S., and entering pin number 13648565. The conference call will be broadcast live over the Internet at www.endologix.com. After the live webcast, a webcast replay of the call and a transcript of the call will be available online from the investor relations page of Endologix's website through November 1, 2017.

About Endologix
Endologix, Inc. develops and manufactures minimally invasive treatments for aortic disorders. The Company's focus is endovascular stent grafts for the treatment of abdominal aortic aneurysms (AAA). AAA is a weakening of the wall of the aorta, the largest artery in the body, resulting in a balloon-like enlargement. Once AAA develops, it continues to enlarge and, if left untreated, becomes increasingly susceptible to rupture. The overall patient mortality rate for ruptured AAA is approximately 80%, making it a leading cause of death in the U.S. Additional information can be found on Endologix's website at www.endologix.com.

The Nellix® EndoVascular Aneurysm Sealing System has obtained CE Mark in the EU and is only approved as an investigational device in the United States.

Cautions Regarding Forward-Looking Statements

Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” "continue," "outlook," “guidance,” "future,” other words of similar meaning and the use of future dates. Forward-looking statements used in this press release include, but are not limited to, statements regarding the status of Endologix’s post-merger integration of TriVascular’s businesses and operations, anticipated growth opportunities for Endologix’s existing products and potential future products, the progress and results of clinical trials, Endologix’s ability to obtain regulatory approval of its existing products and potential future products, Endologix’s ability to increase revenue through sales of its existing products and potential future products, and 2016 financial guidance, the accuracy of which are necessarily subject to risks and uncertainties that may cause Endologix’s actual results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ materially and adversely from anticipated results include Endologix’s ability to integrate the businesses and operations of, and to realize the expected benefits of its merger with, TriVascular, continued market acceptance, endorsement and use of Endologix's products, the success of clinical trials relating to Endologix’s products, product research and development efforts, uncertainty in the process of obtaining regulatory approval for Endologix's products, risks associated with international operations, including currency exchange rate fluctuations, Endologix’s ability to protect its intellectual property rights and proprietary technologies, and other economic, business, competitive and regulatory factors. Undue reliance should not be placed the forward-looking statements contained in this press release, which speak only as of the date of this press release. Endologix undertakes no obligation to update any forward- looking statements contained in this press release to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events. Please refer to Endologix's filings with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 2015, for more detailed information regarding these risks and uncertainties and other factors that may cause actual results to differ materially from those expressed or implied.

Discussion of Non-GAAP Financial Measures

Endologix's management believes that the non-GAAP measures of (1) "Adjusted Net Income (Loss)" and (2) “Adjusted EBITDA" enhance an investor's overall understanding of Endologix's financial and operating performance and its future prospects by (i) being more reflective of core operating performance and (ii) being more comparable with financial results over various periods. Endologix's management uses these financial measures for strategic decision making, forecasting future financial results, and evaluating current period financial and operating performance. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Adjusted Net Income (Loss) Definition:

"GAAP" is generally accepted accounting principles in the United States.

(1) "Adjusted Net Income (Loss)" is a non-GAAP measure defined by Endologix as net income (loss) under GAAP, excluding: (i) the fair value adjustment to the Nellix acquisition contingent consideration; (ii) interest expense from the Company's convertible debt; (iii) foreign currency (gains) or losses; (iv) legal settlement costs; (v) contract termination and business acquisition expenses; (vi) business development expenses, including licensing costs related to research and development activities; (vii) restructuring and other transition costs; (viii) fair value adjustment of derivative liabilities; and (ix) inventory step-up amortization.

In the three and nine months ended September 30, 2016, this GAAP adjustment to net loss specifically represents: (i) the fair value adjustment to Nellix contingent consideration liability; (ii) interest expense from the Company's convertible debt; (iii) foreign currency (gains) or losses; (iv) legal settlement costs; (v) contract termination and business acquisition expenses; (vi) restructuring and other transition costs; (vii) fair value adjustment of derivative liabilities; and (viii) inventory step-up amortization.

In the three and nine months ended September 30, 2015, this GAAP adjustment to net loss specifically represents: (i) the fair value adjustment to the Nellix contingent consideration liability; (ii) interest expense from the Company's convertible debt; and (iii) foreign currency (gains) or losses; and (iv) business development expenses.

In future periods, Adjusted Net Income (Loss) will continue to exclude: (i) the fair value adjustments to the Nellix contingent consideration liability; (ii) interest expense from the Company's convertible debt; (iii) foreign currency (gains) or losses; (iv) legal settlement costs; (v) contract termination and business acquisition expenses; (vi) business development expenses; (vii) restructuring and other transition costs; (viii) fair value adjustment of derivative liabilities; (ix) inventory step-up amortization; and (x) other non-recurring expenses or income, as described by Endologix.

Adjusted EBITDA Definition:

(2) “Adjusted EBITDA” is a non-GAAP measure defined by Endologix as “Adjusted Net Income (Loss)” excluding income tax (benefit) expense, depreciation and amortization expense, and stock-based compensation expense.

# # #

Exhibit 99.1

ENDOLOGIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenue
U.S.	$36,305	$26,915	$102,457	$80,825
International	15,817	11,316	43,005	33,555
Total Revenue	$52,122	$38,231	$145,462	$114,380
Cost of goods sold	15,191	11,195	51,131	36,306
Gross profit	$36,931	$27,036	$94,331	$78,074
Operating expenses:
Research and development	8,236	5,459	23,796	17,683
Clinical and regulatory affairs	3,759	3,956	11,664	11,003
Marketing and sales	26,007	19,662	82,749	59,103
General and administrative	9,714	7,293	29,869	21,432
Restructuring costs	498	—	8,612	—
Settlement costs	—	—	4,650	—
Contract termination and business acquisition expenses	(49)	—	5,856	—
Total operating expenses	48,165	36,370	167,196	109,221
Loss from operations	(11,234)	(9,334)	(72,865)	(31,147)
Other income (expense)	(3,837)	(1,561)	(12,236)	(3,609)
Change in fair value of contingent consideration related to acquisition	—	—	(100)	(200)
Change in fair value of derivative liabilities	—	—	(43,831)	—
Total other income (expense)	(3,837)	(1,561)	(56,167)	(3,809)
Net loss before income tax expense	$(15,071)	$(10,895)	$(129,032)	$(34,956)
Income tax expense	(174)	(22)	(720)	(175)
Net loss	$(15,245)	$(10,917)	$(129,752)	$(35,131)
Other comprehensive income (loss) foreign currency translation	153	463	1,067	(1,207)
Comprehensive loss	$(15,092)	$(10,454)	$(128,685)	$(36,338)

Basic and diluted net loss per share	$(0.18)	$(0.16)	$(1.61)	$(0.52)
Shares used in computing basic and diluted net loss per share	82,446	67,810	80,402	67,568

Exhibit 99.1

Non-GAAP Reconciliations:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net Loss to Adjusted Net Loss:
Net loss	$(15,245)	$(10,917)	$(129,752)	$(35,131)
Fair value adjustment to Nellix contingent consideration liability	—	—	100	200
Interest expense	4,084	1,506	11,681	4,460
Foreign currency (gain) loss	(108)	62	838	(593)
Settlement costs	—	—	4,650	—
Contract termination and business acquisition expenses	(49)	—	5,856	—
Business development expenses	—	208	—	634
Restructuring and other transition costs	768	—	9,507	—
Fair value adjustment of derivative liabilities	—	—	43,831	—
Inventory step-up amortization	1,416	—	8,238	—
(1) Adjusted Net Loss	$(9,134)	$(9,141)	$(45,051)	$(30,430)

Adjusted Net Loss to Adjusted EBITDA:
Adjusted Net Loss	$(9,134)	$(9,141)	$(45,051)	$(30,430)
Income tax expense (benefit)	174	22	720	175
Depreciation and amortization	2,303	1,628	6,531	4,561
Stock-based compensation expense	2,875	2,550	9,641	7,169
(2) Adjusted EBITDA	$(3,782)	$(4,941)	$(28,159)	$(18,525)

Exhibit 99.1

ENDOLOGIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(In thousands)

	September 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$22,022	$124,553
Restricted cash	2,001	—
Marketable securities	38,974	52,768
Accounts receivable, net allowance for doubtful accounts of $639 and $226, respectively.	37,356	28,531
Other receivables	659	375
Inventories	43,387	27,860
Prepaid expenses and other current assets	4,064	2,325
Total current assets	148,463	236,412
Property and equipment, net	24,159	23,355
Goodwill	120,917	28,685
Intangibles, net	85,735	42,118
Deposits and other assets	1,391	480
Total assets	$380,665	$331,050

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,970	$17,549
Accrued payroll	20,698	13,030
Accrued expenses and other current liabilities	11,619	5,576
Contingently issuable common stock	14,800	14,700
Total current liabilities	60,087	50,855
Deferred income taxes	879	879
Deferred rent	7,975	8,051
Other liabilities	3,839	210
Convertible notes	174,734	167,748
Total liabilities	247,514	227,743
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 5,000,000 shares authorized. No shares issued and outstanding.	—	—
Common stock, $0.001 par value; 135,000,000 shares authorized. 82,656,358 and 68,235,179 shares issued, respectively. 82,444,119 and 68,034,386 shares outstanding, respectively.	83	68
Treasury stock, at cost, 212,239 and 200,793 shares, respectively.	(2,942)	(2,809)
Additional paid-in capital	563,109	404,462
Accumulated deficit	(428,676)	(298,924)
Accumulated other comprehensive income	1,577	510
Total stockholders’ equity	133,151	103,307
Total liabilities and stockholders’ equity	$380,665	$331,050